Exhibit 99.1
Retail Ventures, Inc. Reports First Quarter Operating Results
Columbus, Ohio, June 7, 2010 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the first quarter ended May 1, 2010.
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The income from continuing operations for the quarter ended May 1, 2010 was $2.6 million on net sales of $449.5 million, compared to loss from continuing operations of $51.9 million on net sales of $385.8 million for the quarter ended May 2, 2009. DSW same store sales increased 16.2% during the first quarter versus a decrease of 4.7% last year.

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Diluted loss per share from continuing operations attributable to Retail Ventures, Inc. common shareholders was $0.18 for the first quarter compared with diluted loss per share from continuing operations attributable to Retail Ventures, Inc. of $1.12 per share last year.

The Company believes that the non-cash accounting charge associated with the change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows (in thousands except per share amounts):

	Fiscal Quarter Ended
	May 1,	May 2,
	2010	2009
Operating profit (loss) attributable to Retail Ventures, Inc. common shareholders:
Non-GAAP operating profit (loss)	$48,420	$(46,742)
Change in fair value of derivatives	(31,335)	(1,388)

GAAP operating profit (loss)	$17,085	$(48,130)

Income (loss) from continuing operations attributable to Retail Ventures, Inc. common shareholders:
Non-GAAP income (loss) from continuing operations	$22,542	$(53,195)
Change in fair value of derivatives	(31,335)	(1,388)

GAAP loss from continuing operations	$(8,793)	$(54,583)

	Fiscal Quarter Ended
	May 1,	May 2,
	2010	2009
Diluted loss per share from continuing operations attributable to Retail Ventures, Inc. common shareholders:
Non-GAAP diluted income (loss) per share	$0.46	$(1.09)
Change in fair value of derivatives	(0.64)	(0.03)

GAAP diluted loss per share from continuing operations	$(0.18)	$(1.12)

Retail Ventures, Inc. is a leading off-price retailer operating as of May 1, 2010, 311 DSW shoe stores in 39 states. DSW also supplies shoes, under supply arrangements, to 354 locations for other non-related retailers in the United States and operates dsw.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2010 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: our ability to manage and enhance liquidity; DSW’s success in opening and operating new stores on a timely and profitable basis; continuation of DSW’s supply agreements and the financial condition of its leased business partners; DSW maintaining good relationships with its vendors; DSW’s ability to anticipate and respond to fashion trends; fluctuation of DSW’s comparable store sales and quarterly financial performance; the realization of our bankruptcy claims related to liquidating Filene’s Basement and Value City; the impact of the disposition of Filene’s Basement and of a majority interest in Value City and the reliance on remaining subsidiaries to pay indebtedness and intercompany service obligations; the risk of Value City and liquidating Filene’s Basement not paying us or their creditors, for which Retail Ventures may have some liability; the risk of new Filene’s Basement not paying obligations related to the assets it has assumed from liquidating Filene’s Basement if such obligations are subject to ongoing guarantee by us; the impact of Value City and Filene’s Basement on our liquidity; disruption of DSW’s distribution operations; our dependence on DSW for key services; failure to retain our key executives or attract qualified new personnel; DSW’s competitiveness with respect to style, price, brand availability and customer service; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; the success of dsw.com; lease of an office facility; risks related to our cash and investments; and DSW’s ability to secure a replacement credit facility upon the expiration of its existing credit facility. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 238-4105

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	May 1,	January 30,
	2010	2010

ASSETS
Cash and equivalents	$158,698	$141,773
Short-term investments, net	152,358	164,265
Accounts receivable, net	7,164	6,663
Inventories	286,657	262,284
Prepaid expenses and other current assets	23,007	22,478
Deferred income taxes	30,903	29,560

Total current assets	658,787	627,023

Property and equipment, net	206,317	208,813
Goodwill	25,899	25,899
Conversion feature of long-term debt	4,311	28,029
Deferred income taxes and other assets	25,049	13,701

Total assets	$920,363	$903,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$132,578	$121,277
Accrued expenses	110,986	113,474
Warrant liability	30,685	23,068

Total current liabilities	274,249	257,819

Long-term obligations	130,332	129,757
Other non current liabilities	105,538	112,599

Total Retail Ventures’ shareholders’ equity	200,624	205,869
Noncontrolling interests	209,620	197,421

Total shareholders’ equity	410,244	403,290

Total liabilities and shareholders’ equity	$920,363	$903,465

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three months ended
	May 1,	May 2,
	2010	2009
Net sales	$449,537	$385,846
Cost of sales	(241,542)	(217,600)

Gross profit	207,995	168,246
Selling, general and administrative expenses	(159,575)	(214,988)
Change in fair value of derivative instruments	(31,335)	(1,388)

Operating profit (loss)	17,085	(48,130)
Interest expense, net	(2,339)	(2,744)
Non-operating expense		(395)

Income (loss) from continuing operations before income taxes	14,746	(51,269)
Income tax expense	(12,176)	(665)

Income (loss) from continuing operations	2,570	(51,934)
Total income from discontinued operations, net of tax	2,843	21,627

Net income (loss)	5,413	(30,307)
Less: net income attributable to the noncontrolling interests	(11,363)	(2,649)

Net loss attributable to Retail Ventures, Inc.	$(5,950)	$(32,956)

Basic and diluted (loss) earnings per share:

Basic loss per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$(0.18)	$(1.12)
Diluted loss per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$(0.18)	$(1.12)
Basic earnings per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.06	$0.44
Diluted earnings per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.06	$0.44
Basic loss per share attributable to Retail Ventures, Inc. common shareholders	$(0.12)	$(0.68)
Diluted loss per share attributable to Retail Ventures, Inc. common shareholders	$(0.12)	$(0.68)

Shares used in per share calculations:
Basic	49,015	48,692
Diluted	49,015	48,692

Amounts attributable to Retail Ventures, Inc. common shareholders:
Loss from continuing operations, net of tax	$(8,793)	$(54,583)
Discontinued operations, net of tax	2,843	21,627

Net loss	$(5,950)	$(32,956)

SOURCE: Retail Ventures, Inc.